UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2009

MEDIVATION, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32836	13-3863260
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

201 Spear Street, 3rd Floor

San Francisco, California 94105

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (415) 543-3470

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On May 26, 2009 Medivation, Inc. announced that it plans to publicly offer 2,750,000 shares of its common stock pursuant to an effective registration statement previously filed with the Securities and Exchange Commission. In addition, Medivation announced plans to grant to the underwriters in connection with the offering an option to purchase up to an additional 412,500 shares of common stock. The press release issued by Medivation dated May 26, 2009, titled “Medivation Announces Offering of 2,750,000 Shares of Common Stock,” is attached hereto as Exhibit 99.1 and is herein incorporated by reference.

Neither the filing of any press release as an exhibit to this Current Report on Form 8-K nor the inclusion in that press release of a reference to Medivation’s Internet address shall, under any circumstances, be deemed to incorporate the information available at that Internet address into this Current Report on Form 8-K. The information available at Medivation’s Internet address is not part of this Current Report on Form 8-K or any other report filed by Medivationwith the Securities and Exchange Commission.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release, dated May 26, 2009, entitled “Medivation Announces Offering of 2,750,000 Shares of Common Stock.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIVATION, INC.

Dated: May 27, 2009	By:	/s/ C. Patrick Machado
C. Patrick Machado
Senior Vice President, Chief Financial Officer

EXHIBIT INDEX

99.1	Press release, dated May 26, 2009, entitled “Medivation Announces Offering of 2,750,000 Shares of Common Stock.”